UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2025

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section. Further, the information being furnished pursuant to this Item 7.01 shall not be deemed to be incorporated by reference into the filings of The Charles Schwab Corporation (“CSC” or “the Company”) under the Securities Act of 1933 (“the Securities Act”) or the Exchange Act.

Secondary Offering

On February 10, 2025, the Company issued a press release announcing the commencement of a secondary offering of its common stock through which TD Group US Holdings LLC (the “selling stockholder”), an affiliate of The Toronto-Dominion Bank, intends to exit its full investment in the Company (the “offering”). A copy of the press release is furnished as Exhibit 99.1 to this report.

Share Repurchase

On February 9, 2025, the Company entered into a stock repurchase agreement with the selling stockholder pursuant to which the Company agreed to repurchase $1.5 billion of the Company’s nonvoting common stock directly from the selling stockholder, in a private transaction, at the price per share at which the shares of common stock are sold to the public in the offering, less the underwriting discount per share (the “repurchase”). Closing of the repurchase is conditioned on, and is expected to occur immediately after, the completion of the offering. Any shares bought in the repurchase will be retained as treasury shares or canceled.

Estimated Tier 1 Leverage and Adjusted Tier 1 Leverage Ratios

In conjunction with the offering, the Company provided the following preliminary estimates of the effect of the repurchase on its Tier 1 Leverage and Adjusted Tier 1 Leverage Ratios. This information is, by necessity, preliminary in nature and based only upon preliminary information available to the Company as of the date of this report. The Company cannot assure you that this information will not change. Additional adjustments relevant to these metrics may be identified, and any such adjustments may be material.

(In millions)	December 31, 2024	Repurchase Amount (1)	Pro Forma Estimates after impact of the Repurchase
Tier 1 Capital	$45,186	$(1,500)	$43,686
Average assets with regulatory adjustments	$458,119	$—	$458,119

Tier 1 Leverage Ratio (GAAP)	9.9%		9.5%

(In millions)	December 31, 2024	Repurchase Amount (1)	Pro Forma Estimates after impact of the Repurchase
Adjusted Tier 1 Capital(2)	$30,347	$(1,500)	$28,847
Adjusted Average assets with regulatory adjustments(2)	$443,288	$—	$443,288

Adjusted Tier 1 Leverage Ratio (non-GAAP) (2)	6.8%		6.5%

(1)

Assumes the repurchase occurs on December 31, 2024 and has no impact on average assets. Also excludes the impact of any excise tax on the repurchase, which is not expected to change the ratios shown above.

(2)	See information about the Company’s use of the non-GAAP measure Adjusted Tier 1 Leverage Ratio and a reconciliation to GAAP below.

December 31, 2024
Tier 1 Leverage Ratio (GAAP)	9.9%
Tier 1 Capital	$45,186
Plus: AOCI adjustment	(14,839)

Adjusted Tier 1 Capital	30,347

Average assets with regulatory adjustments	458,119
Plus: AOCI adjustment	(14,831)

Adjusted average assets with regulatory adjustments	$443,288

Adjusted Tier 1 Leverage Ratio (non-GAAP)	6.8%

The Company uses Adjusted Tier 1 Leverage Ratio in managing capital, including its use of the measure as its long-term operating objective. Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company, adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio. Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

Preliminary Estimates of January 2025 Monthly Metrics

In conjunction with the offering, the Company is providing preliminary estimates regarding certain January 2025 business and financial metrics. This information is, by necessity, preliminary in nature and based only upon preliminary information available to the Company as of the date of this report. The Company cannot assure you that this information will not change. In finalizing these business and financial metrics, additional adjustments to the preliminary estimated business and financial metrics presented below may be identified, and any such adjustments may be material:

•	January core net new assets increased by approximately 75% versus the prior year period to approximately $30 billion for the month.

•	New brokerage accounts opened during the month were approximately 430 thousand.

•	Daily average trades in January equaled approximately 7.3 million.

•	Client transactional sweep cash balances ended January at approximately $400 billion.

•	Bank supplemental funding balances were further reduced by about $4 billion to finish January with approximately $46 billion outstanding.

For more information regarding core net new assets, client sweep cash balances and bank supplemental funding, see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview, Results of Operations, and Risk Management – Liquidity Risk in Part I – Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. See also the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.

The Company currently expects to make available its January 2025 Monthly Activity Report on Friday, February 14, 2025.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “prioritize,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “maintain,” “continue,” “seek,” and other similar expressions. In addition, any statements that refer to expectations, strategy, objectives, projections, or other characterizations of future events or circumstances are forward-looking statements. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are estimates based on the best judgment of the Company’s senior management. These statements relate to, among other things:

•

Maximizing our market valuation and stockholder returns over time; and our belief that developing trusted relationships will translate into more client assets which drives revenue and, along with expense discipline and thoughtful capital management, generates earnings growth and builds stockholder value;

•	Capital expenditures and expense management;

•	Net interest revenue, the adjustment of rates paid on client-related liabilities, and client cash realignment activity;

•	Utilization of bank supplemental funding and expectations for repayment of outstanding balances;

•

Management of interest rate risk, modeling and assumptions, the impact of changes in interest rates on net interest margin and revenue, bank deposit account fee revenue, economic value of equity, and liability and asset duration;

•	Sources and uses of liquidity;

•

Capital management; potential migration of insured deposit account balances (IDA balances) to our balance sheet; capital accretion; expectations about capital requirements, including accumulated other comprehensive income; long-term operating objective; and uses of capital and return of excess capital to stockholders;

•	The expected impact of proposed and final rules;

•	The expected impact of new accounting standards not yet adopted;

•	The likelihood of indemnification and guarantee payment obligations and clients failing to fulfill contractual obligations;

•	The outcome and impact of legal proceedings and regulatory matters; and

•	The consummation of the offering and repurchase; and

•	The estimated Tier 1 Leverage and Adjusted Tier 1 Leverage Ratios and the preliminary estimates of January 2025 monthly metrics.

Achievement of the expressed beliefs, objectives, and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives, and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

•	General market conditions, including the level of interest rates, equity market valuations and volatility;

•	Our ability to attract and retain clients, develop trusted relationships, and grow client assets;

•	Client use of our advisory and lending solutions and other products and services;

•	The level of client assets, including cash balances;

•	Client cash allocations and sensitivity to deposit rates;

•	Competitive pressure on pricing, including deposit rates;

•	The level and mix of client trading activity, including daily average trades, margin balances, and balance sheet cash;

•	Regulatory guidance and adverse impacts from new or changed legislation, rulemaking or regulatory expectations;

•	Capital and liquidity needs and management;

•	Our ability to manage expenses;

•	Our ability to attract and retain talent;

•	Our ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance our infrastructure, in a timely and successful manner;

•	Our ability to monetize client assets;

•	Our ability to support client activity levels;

•	Increased compensation and other costs;

•	Real estate and workforce decisions;

•	The timing and scope of technology projects;

•	Balance sheet positioning relative to changes in interest rates;

•	Interest-earning asset mix and growth;

•	Our ability to access supplemental funding sources;

•	Prepayment levels for mortgage-backed securities;

•	Migrations of bank deposit account balances (BDA balances);

•	Regulatory and legislative developments;

•	Adverse developments in litigation or regulatory matters and any related charges; and

•	Potential breaches of contractual terms for which we have indemnification and guarantee obligations.

You should refer to the “Risk Factors” section of the Company’s periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting the Company and its subsidiaries, are discussed in greater detail in “Item 1A.—Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, as such discussion may be amended or updated in other reports filed by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Launch Press Release dated February 10, 2025

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: February 10, 2025	By:	/s/ Michael Verdeschi
Michael Verdeschi Managing Director and Chief Financial Officer